Exhibit No. EX-99.p.1

                              JONES & BABSON, INC.

                                  BABSON FUNDS

                                    J&B FUNDS

                                  BUFFALO FUNDS

                           INVESTORS MARK ADVISOR, LLC

                        INVESTORS MARK SERIES FUND, INC.

                                 CODE OF ETHICS
                             (Revised January 2002)

     Terms which are in bold italics in the text are defined in Appendix 1.
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I.       Purpose of Code.

The Code of Ethics establishes rules that govern personal investment  activities of the officers,  directors and certain  employees (or  contractors)  of Jones &
Babson,  Inc. , Investors  Mark Advisor,  L.L.C.,  (together  "Jones & Babson"),
Investors  Mark Series  Fund,  Inc.  and each of the funds  within the  Buffalo,
Babson and J&B fund groups (the  "Funds"),  listed on Schedule A to this Code of
Ethics.

II. Why Do We Have a Code of Ethics?

A.   We want to protect our  Clients.  We have a duty to place the  interests of the  shareholders  of the Funds first and to avoid even the appearance of a conflict  of  interest.  This is how we earn  and  keep  the  trust of Fund shareholders.  We  must  conduct  ourselves  and  our  personal  securities transactions  in a manner that does not create a conflict of interest  with
     the  Funds  or  their  shareholders,   or  take  unfair  advantage  of  our
     relationship with them.

B.   Federal law requires that we have a Code of Ethics The  Investment  Company
     Act of 1940 and the Investment Advisers Act of 1940 require that we have in place safeguards to prevent behavior and activities that might disadvantage the Funds or their shareholders. These safeguards are embodied in this Code of Ethics.5

III.     Does the Code of Ethics Apply to You?

Yes! All  employees  (including  contract  personnel)  of Jones & Babson and the
Funds must observe the principles contained in the Code of Ethics. Any director, officer,  employee or contractor  of Jones & Babson,  or any Fund who is already subject to a substantially similar (as determined by Jones & Babson's compliance officer) Code of Ethics because of their  association  with a separate  company, will not be subject to this Code of Ethics.

There are different categories of restrictions on personal investing activities.
The  category  in which  you have  been  placed  generally  depends  on your job function,  although  unique  circumstances  may  prompt  us to  place  you  in a different category. The range of categories is as follows:

       --------------------------------------------------------------------------------------------------------------
       Fewest Restrictions                                                                       Most Restrictions
       --------------------------------------------------------------------------------------------------------------
       --------------------------------------------------------------------------------------------------------------
       Non-Access Person             Access Person            Investment Person                   Portfolio Person
       --------------------------------------------------------------------------------------------------------------

In  addition,  there is a fifth  category for the  Independent  Directors of the
Funds. The standard profiles for each of the categories is described below:

A. Portfolio Persons.
Portfolio Persons are those employees  entrusted with direct  responsibility and authority to make investment decisions affecting one or more Funds.

B.   Investment Persons.
Investment  Persons are financial  analysts,  investment  analysts,  traders and other employees who provide information or advice to a portfolio management team or who help execute the portfolio management team's decisions.

C.   Access Persons.
You are an Access  Person if, as part of your job, you do any of the  following:
participate in the purchase or sale of securities for Fund portfolios; perform a function  which  relates to the making of  recommendations  with respect to such purchases or sales of  securities  for Fund  portfolios;  OR have the ability to obtain  information  regarding  the  purchase  or sale of  securities  for  Fund portfolios.  In  addition,  you  are an  Access  Person  if you  are  any of the
following:  an officer or  "interested"  director of any Fund;  OR an officer or director  of Jones &  Babson,  Inc.  As an Access  Person,  if you know that during the 5 days immediately  preceding or after the date of your  transaction, the same security was (1) held by one or more Fund and was being  considered for sale,  or (2)  being  considered  for  purchase  by one or more  Fund,  you must preclear your personal security  transaction requests in accordance with Section
IV A.

D.   Non-Access Persons.
If you are an officer,  director,  or employee of any contractor,  for a Fund or for Jones  &  Babson,  or if you are an  employee  of a Fund or Jones  &
Babson AND you do not fit into any of the above categories, you are a Non-Access
Person.  Because  you  normally  do not have  access to or receive  confidential information  about Fund  portfolios,  you are subject only to Sections V(C), VI,
VII, VIII, IX and X of this Code of
Ethics.

E.   Independent Directors.
If you are a director of a Fund and are not an "interested"  director as defined in the Investment Company Act of 1940 ("Independent Director"),  you are subject only to Sections II, VII,  VIII and IX of this Code of Ethics.  However,  if you know,  or in the  ordinary  course  of  fulfilling  your  official  duties as an
Independent Director should know, that during the 15 days immediately  preceding or after the date of your  transaction,  the same  security was (1) purchased or sold by one or more Fund,  or (2) was being  considered  for purchase or sale by one or more Fund,  you will be  considered  an Access  Person for the purpose of trading  in that  security,  and  you  must  comply  with  all the  requirements applicable to Access Persons.

IV.  Restrictions on Personal Investing Activities.

     A.   Investment and Portfolio Persons  Preclearance of Personal  Securities
          Transactions.  Before  either  of the  following  things  happen:  the purchase or sale of a security for your own  account;  OR the purchase or sale of a security  for an account  for which you are a  beneficial owner you must follow the following preclearance procedures:

     1.   Preclear the  transaction  with Jones & Babson's  Compliance  Officer.
          E-mail  your  request  to   gcooke@jones&babson.com   or  fill  out  a
          pre-clearance request form, and provide the following information:

          Issuer name;
          Ticker symbol or CUSIP number;
          Type of security (stock, bond, note, etc.);
          Maximum expected dollar amount of proposed transaction; AND
          Nature of transaction (purchase or sale)

      2.  If you receive preclearance for the transaction6:
          You have 5 business days to execute your transaction.

      B.  Investment and Portfolio Persons: Additional Restrictions.

      1.  Initial Public Offerings.
          You cannot acquire securities issued in an initial public offering.

      2.  Private Placements.
          Before you acquire any  securities  in a private  placement, you must obtain  written  approval from Jones & Babson's compliance  officer7.
          Once you receive  approval, you cannot participate in any subsequent consideration of an investment in that issuer for any of the Funds.

      3.  Short-Term Trading Profits.
          You cannot profit from any purchase and sale, or sale and purchase, of the same (or equivalent) securities within sixty (60) calendar days.

      C.  Portfolio Persons:  Blackout Period.
          If you are a Portfolio Person, you may not purchase or sell a security within seven (7) days before and after a Fund that you manage executes a trade in that security.

V.   Reporting Requirements.

      A.  Disclosure of Personal Securities Holdings
          [Access, Investment and Portfolio Persons]
          Upon  commencement  of  employment  or  acquisition  of Access  Person status, whichever is sooner, and annually thereafter,  you must report
          all  securities  holdings  to  the  compliance  officer,   along  with
          brokerage account numbers and addresses.  Your initial holdings report is due no later than 10 days after you are designated an Access Person while your annual  holdings  report is due no later than 30 days after year end. The report must include all securities beneficially owned by you (including securities owned by certain family members), except for code-exempt securities.

       B. Quarterly Report of Securities Transactions
          [Access, Investment and Portfolio Persons]
          Each  quarter  you must  report the  purchase or sale of a security in which  you have (or will  have)  any  direct  or  indirect  beneficial ownership.  This  may  include  securities  owned  by  certain  family members.  See  Appendix  2 for  details.  (You do not  need to  report transactions in code-exempt  securities.)  Jones & Babson will provide you with a form of report.  You must file your report no later than 10 days after the end of each  calendar  quarter.  On the report you must state whether you have engaged in a securities  transaction during the quarter and if you opened or closed any brokerage accounts,  and if so provide the following information:

          The date of the transaction, the description and number of shares, and the principal amount of each security involved;
          The nature of the transaction,  that is,  purchase,  sale or any other type of acquisition or disposition;
          The transaction price; AND
          The name of the broker,  dealer or bank through  whom the  transaction was effected, or any new brokerage arrangement opened or closed.

       C. Duplicate Confirmations [Non-Access (except Independent Directors),
          Access,  Investment  and  Portfolio  Persons].  You must instruct your broker-dealer  to send  duplicate  confirmations  of all  transactions
          (excluding  transactions  in code-exempt  securities) in such accounts to:
                               Jones & Babson Inc.
                           BMA Tower, 700 Karnes Blvd.
                           Kansas City, MO 64108-3306
                          Attention: Compliance Officer

          Please note that "your broker-dealer"  includes both of the following:
          a broker or dealer with whom you have a securities  brokerage account;
          AND a broker or dealer who  maintains  an account  for a person  whose trades  you must  report  because  you are  deemed to be a  beneficial owner.

VI.    Can there be any exceptions to the restrictions?

Yes. The compliance officer or his or her designee,  upon consultation with your manager,  may grant  limited  exemptions  to specific  provisions of the Code of
Ethics on a case-by-case basis.

       A. How to Request an Exemption
          Send a written request to Jones & Babson compliance  officer detailing your  situation.  The  Jones &  Babson  compliance  officer  has  been
          designated  to  develop  procedures   reasonably  designed  to  detect
          violations  of  this  Code  and  to  grant  exemptions  under  certain circumstances.

       B. Factors Considered
          In  considering  your request,  the  compliance  officer or his or her designee will grant your  exemption  request if he or she is satisfied that:
          your request  addresses an undue personal  hardship  imposed on you by the Code of Ethics;
          your situation is not contemplated by the Code of Ethics; and
          your exemption,  if granted,  would be consistent with the achievement of the objectives of the Code of Ethics.

       C. Exemption Reporting
          All exemptions  granted must be reported to the Boards of Directors of the Funds.  The Boards of Directors may choose to delegate the task of
          receiving   and  reviewing   reports  to  a  Committee   comprised  of
          Independent Directors.

VII.     Confidential Information.

All information about Fund securities transactions,  actual or contemplated,  is confidential.  You must not  disclose,  except as required by the duties of your employment,  securities  transactions of Funds,  actual or contemplated,  or the contents  of any  written  or  oral  communication,  study,  report  or  opinion concerning any security.  This does not apply to  information  which has already been publicly disclosed.

VIII.    Conflicts of Interest.

       A. All Persons except Independent Directors
          You must receive prior written  approval from Jones & Babson or the
          Funds and/or the  Independent  Directors  of  the  Funds,  as
          appropriate,  to do any of the following:
          negotiate  or enter into any  agreement  on the Fund's  behalf with any business concern  doing or  seeking to do business with  the Fund if you,  or a person related to you, has a substantial interest in the business concern;
          enter into an agreement, negotiate or otherwise do business on the
          Fund's behalf with a personal friend or a person related to you; OR serve on the board of directors of, or act as consultant to, any publicly traded corporation.

       B. Independent Director
          If   you are an Independent Director,  you cannot serve as officer of, director of,  employee of; OR consultant to any  corporation  or other business entity which engages in an activity in competition with a
          Fund; OR
          which is engaged in any activity that would create a conflict of interest with your duties unless you receive prior approval of the other Independent Directors.  These prohibitions also apply to anyone who lives in the same household with you.

IX.  What happens if you violate the rules in the Code of Ethics?

You may be subject to serious penalties.

       A. The penalties which may be imposed include:
          formal warning;
          restriction of trading privileges;
          disgorgement of trading profits;
          fine; AND/OR
          suspension or termination of employment.

       B. Penalty Factors
          The factors which may be considered when  determining the appropriate penalty include, but are not limited to:
          the harm to the interests of the Funds and/or shareholders;
          the extent of unjust enrichment;
          the frequency of occurrence;
          the degree to which there is personal benefit from unique knowledge obtained through employment with the Advisors;
          the degree of perception of a conflict of interest;
          evidence of fraud, violation of law, or reckless disregard of a regulatory requirement; AND/OR
          the level of accurate, honest and timely cooperation from the person subject to the Code of Ethics.
          If you have any questions about the Code of Ethics, do not hesitate to ask a member of management or Compliance.

X.   Annual Certification of Compliance with the Code

As a condition of your employment, you will be asked to certify annually:
          that you have read this Code of Ethics;
          that you understand this Code of Ethics; AND
          that you have complied with this Code of Ethics.

XI.  Regular Reporting to Fund Directors

The management of Jones & Babson and the Funds will deliver reports to the Board of Directors of each Fund at least  annually:  of any  violation of this Code of
Ethics requiring significant sanctions;

outlining the results of any sub-adviser or affiliate Code of Ethics  monitoring activity; AND

certifying that Jones & Babson has adopted  reasonable  procedures  necessary to prevent its access persons from violating this Code of Ethics.

XII. Approval of this Code of Ethics

The Board of Directors,  including a majority of the independent  Directors,  of each  Fund  shall  approve  this  Code  of  Ethics,  and  any  material  changes subsequently made to it.

APPENDIX 1:  DEFINITIONS

1.   "Beneficial Ownership"
See "Appendix 2:  What is Beneficial Ownership?".

2.   "Code-Exempt Security"
A  "code-exempt  security"  is a  security  in  which  you  may  invest  without preclearing  or reporting  such  transactions  with Jones & Babson.  The list of
Code-Exempt Securities appears in Appendix 3.

3.   "Initial Public Offering"
"Initial  public   offering"  means  an  offering  of  securities  for  which  a registration  statement has not previously been filed with the SEC and for which there is no active public market in the shares.

4.   "Private Placement"
"Private  placement"  means an offering of securities in which the issuer relies on an exemption from the registration provisions of the federal securities laws, and  usually  involves  a  limited  number  of  sophisticated  investors  and  a restriction on resale of the securities.

5.   "Security"
A "security" includes a great number of different investment vehicles.  However, for purposes of this Code of Ethics, "security" includes any of the following:
      note,
      stock,
      treasury stock,
      bond,
      debenture,
      evidence of indebtedness,
      certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate,
      preorganization certificate or subscription,
      transferable share,
      investment contract,
      voting-trust certificate,
      certificate of deposit for a security,
      fractional undivided interest in oil, gas or other mineral rights, any put, call, straddle, option, or privilege on any security (including a certificate of deposit) or on any group or index of securities
        (including any interest therein or based on the value thereof), or any put, call, straddle, option, or privilege entered into on a national securities exchange relating to foreign currency, or
      in general, any interest or instrument commonly known as a "security," or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, future on or warrant or right to subscribe to or purchase, any of the foregoing.

APPENDIX 2: WHAT IS "BENEFICIAL OWNERSHIP"?

1.   Are securities held by family members "beneficially owned" by me? Probably.
     As a general rule, you are regarded as the  beneficial  owner of securities held in the name of
         your spouse;
         your minor children;
         a relative who shares your home; OR
         any other person IF:
         You  obtain  from such  securities  benefits  substantially  similar to those of ownership. For example, if you receive or benefit from some of the income from the securities held by your spouse, you are the beneficial owner; OR
         You can obtain title to the securities now or in the future.

2.   Are  securities  held by a company I own also  "beneficially  owned" by me?
     Probably  not.  Owning  the  securities  of a  company  does  not  mean you
     "beneficially  own" the securities  that the company itself owns.  However, you will be deemed to "beneficially own" these securities if:
         The company is merely a medium through which you (by yourself or with others) in a small group invest or trade in securities; AND
         The company has no other substantial business.
         In such cases, you and those who are in a position to control the company will be deemed to "beneficially own" the securities owned by the company.

3.   Are securities  held in trust  "beneficially  owned" by me? Maybe.  You are deemed  to  "beneficially  own"  securities  held  in  trust  if any of the following is true:
         You are a trustee and either you or members of your immediate family have a vested interest in the income or corpus of the trust;
         You have a vested beneficial interest in the trust; OR
         You are settlor of the trust and you have the power to revoke the trust without obtaining the consent of all the beneficiaries.

As used in this section, the "immediate family" of a trustee means:
         A son or daughter of the trustee, or a descendent of either;
         A stepson or stepdaughter of the trustee;
         The father or mother of the trustee, or an ancestor of either;
         A stepfather or stepmother of the trustee; and
         A spouse of the trustee.

       For the purpose of determining whether any of the foregoing relationships exists, a legally adopted child of a person is Considered a child of such person by blood.

4.   Are securities in pension or retirement plans  "beneficially  owned" by me?
     Probably not.  Beneficial  ownership does not include indirect  interest by any person in portfolio  securities  held by a pension or  retirement  plan
     holding  securities  of  an  issuer  whose  employees   generally  are  the
     beneficiaries  of the plan.  However,  your  participation  in a pension or retirement  plan  is  considered  beneficial  ownership  of  the  portfolio securities if you can withdraw and trade the securities without withdrawing from the plan.

5.   Examples of Beneficial Ownership
   Securities Held by Family Members
     Example 1: Tom and  Mary  are  married.  Although  Mary has an  independent source of income from a family  inheritance  and  segregates her funds from those of her husband,  Mary contributes to the maintenance of the family home.  Tom and Mary have  engaged in joint estate  planning and have the same financial  adviser.  Since Tom and Mary's  resources are clearly  significantly  directed towards their common  property,  they
          shall  be  deemed  to  be  the  beneficial   owners  of  each  other's
          securities.
     Example  2:  Mike's  adult  son  David  lives  in  Mike's  home.  David  is self-supporting  and  contributes  to  household  expenses.  Mike is a beneficial owner of David's securities.
     Example  3:  Joe's  mother   Margaret   lives  alone  and  is   financially
          independent.  Joe has power of attorney over his mother's estate, pays all her bills and manages her investment  affairs.  Joe borrows freely from Margaret  without being required to pay back funds with interest, if at all.  Joe takes  out  personal  loans  from  Margaret's  bank in
          Margaret's  name,  the  interest  from  such  loans  being  paid  from
          Margaret's  account.  Joe is a significant heir of Margaret's  estate.
          Joe is a beneficial owner of Margaret's estate.
   Securities Held by a Company
     Example 4: ABC is a holding  company  with five  shareholders  owning equal shares in the  company.  Although  ABC Company does no business on its
          own,  it  has  several  wholly-owned   subsidiaries  which  invest  in
          securities.  Stan  is  a  shareholder  of  ABC  Company.  Stan  has  a
          beneficial   interest  in  the  securities   owned  by  ABC  Company's
          subsidiaries. Securities Held in Trust
     Example 5: John is trustee of a trust  created for his two minor  children.
          When both of John's  children  reach 21,  each shall  receive an equal share of the corpus of the trust.  John is a  beneficial  owner of the trust.
     Example 6: Jane is trustee of an irrevocable  trust for her daughter.  Jane is a  director  of the  issuer of the  equity  securities  held by the trust.  The  daughter is entitled to the income of the trust until she is 25 years old, and is then  entitled to the corpus.  If the daughter dies before  reaching  25,  Jane is entitled to the corpus.  Jane is a beneficial owner of the trust.
     Example 7: Tom's spouse is the beneficiary of an irrevocable  trust managed by a third party investment adviser.  Tom is a beneficial owner of the trust.

APPENDIX 3:  CODE-EXEMPT SECURITIES
Because they do not pose a possibility  for abuse,  some  securities  are exempt from  the  Advisors'  Code of  Ethics.  The  following  is the  current  list of
"Code-Exempt Securities":
         Mutual funds (open-end funds)
         Bank Certificates of Deposit
         U.S. government securities (such as Treasury notes, etc.)
         Securities which are acquired through an employer-sponsored automatic payroll deduction plan
         securities purchased through dividend reinvestment programs commercial paper;
         bankers acceptances; AND
         Futures contracts (and option contracts) on the following:
         Standard & Poor's 500 Index; or
         Standard & Poor's 100 Index

We may modify this list of securities at any time, please send a written request to Jones & Babson to request the most current list.

APPENDIX 4:  HOW DOES THE PRECLEARANCE PROCESS WORK?

After requesting pre-clearance from the compliance officer, your request is then subjected to the following test.

Step 1:  Blackout Test
         Is the security in question on the relevant Access Person, Investment or Portfolio Person blackout list?
If "YES", the system will send a message to you to DENY the personal trade request.  If "NO", then your request will be approved by the compliance officer.
The preclearance process can be changed at any time to ensure that the goals of the Advisors' Code of Ethics are advanced.

                                   SCHEDULE A

                                   THE FUNDS:

                             BABSON FAMILY OF FUNDS
                             BUFFALO FAMILY OF FUNDS
                               J&B FAMILY OF FUNDS
                              IMSF FAMILY OF FUNDS

                        ACKNOWLEDGMENT OF CODE OF ETHICS

I have read the Code of Ethics and agree to comply with its provisions.

Print Name

Signature                                                                  Date

--------------------------------------------------------------------------------

1    Mr. Soden is considered an interested  Director due to his employment  with the Funds' Principal Underwriter, Jones & Babson, Inc.
2    The J&B Funds consist of J&B Mid-Cap  Aggressive Growth Fund, J&B Small-Cap
     Aggressive Growth Fund and J&B Small-Cap International Fund.
3    The Babson Fund Complex consists of Babson  Enterprise  Fund, Inc.,  Babson
     Enterprise Fund II, Inc., David L. Babson Growth Fund,  Inc.,  Shadow Stock
     Fund, Inc.,  Babson Value Fund, Inc.,  Babson-Stewart  Ivory  International
     Fund,  Inc.,  D.L.  Babson  Tax-Free  Income Fund,  Inc., D.L. Babson Money
     Market Fund, Inc. and D.L.  Babson Bond Trust  (Portfolio L & Portfolio S).
     Jones & Babson, Inc. serves as, Investment Advisor,  Principal  Underwriter and Registered Transfer Agent for each fund in the Babson Fund Complex. Mr.
     Soden is a Director of the Babson Enterprise Fund II.
4    Mr. Gasaway is considered an interested Director due to his employment with the Funds' Advisor.
5    Section 17j of the Investment Company Act of 1940 and Rule 17j-1 thereunder as revised in 1999 and Section 204A of the Investment  Advisers Act of 1940
     and Rule 204-2 thereunder serve as a basis for much of what is contained in this Code of Ethics.
6    How  does  Jones &  Babson  determine  whether  to  approve  or  deny  your preclearance request? See Appendix 4 for a description of the process.
7    If you are the compliance officer,  you must receive your approval from the
     President.

Exhibit No. EX-99.p.2

                       Kornitzer Capital Management, Inc.
                                 CODE OF ETHICS
                              (Revised April 2002)

     Terms which are in bold italics in the text are defined in Appendix 1.

I.   Purpose of Code.

     The Code of  Ethics  establishes  rules  that  govern  personal  investment
     activities   of  the  officers,   directors   and  certain   employees  (or
     contractors) of Kornitzer Capital Management, Inc. ( "KCM") and each of the funds within the Buffalo fund group (the "Funds").

II.    Why Do We Have a Code of Ethics?

          A.   We want to protect our Clients.

               We  have a duty  to  place  the  interests  of our  discretionary account  holders and of the  shareholders  of the Funds (together
               "Fund  shareholders") first and to avoid even the appearance of a conflict of  interest.  This is how we earn and keep the trust of
               Fund  shareholders.  We must conduct  ourselves  and our personal securities  transactions  in a  manner  that  does  not  create a conflict of  interest  with the Funds or their  shareholders,  or take unfair advantage of our relationship with them.

          B.   Federal law requires that we have a Code of Ethics

               The Investment  Company Act of 1940 and the  Investment  Advisers
               Act of 1940 require that we have in place  safeguards  to prevent behavior  and  activities  that might  disadvantage  the Funds or their shareholders. These safeguards are embodied in this Code of
               Ethics.1

III. Does the Code of Ethics Apply to You?

          Yes! All employees (including contract personnel) of KCM and the Funds must  observe  the  principles  contained  in the Code of Ethics.  Any director,  officer,  employee or contractor of KCM, or any Fund who is already subject to a substantially similar (as determined by KCM) Code of Ethics because of their association with a separate  company,  will not be subject to this Code of Ethics.

          There are different  categories of restrictions on personal  investing activities.  The  category  in which  you have been  placed  generally depends on your job function, although unique circumstances may prompt us to place you in a different category. The range of categories is as follows:

--------------------------------------------------------------------------------------------------------------
Fewest Restrictions                                                                       Most Restrictions
--------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------
Non-Access Person             Access Person            Investment Person                   Portfolio Person
--------------------------------------------------------------------------------------------------------------

In  addition,  there is a fifth  category for the  Independent  Directors of the
Funds. The standard profiles for each of the categories is described below:

     A.   Portfolio Persons.

          Portfolio   Persons  are  those   employees   entrusted   with  direct
          responsibility  and authority to make investment  decisions  affecting one or more Funds or accounts.

     B.   Investment Persons.

          Investment  Persons  are  financial  analysts,   investment  analysts,
          traders and other  employees  who provide  information  or advice to a portfolio management team or who help execute the portfolio management team's decisions.

     C.   Access Persons.

          You are an Access  Person  if, as part of your job,  you do any of the following:  participate in the purchase or sale of securities for Fund or account portfolios;  perform a function which relates to the making of  recommendations  with  respect  to  such  purchases  or  sales  of securities  for Fund or  account  portfolios;  OR have the  ability to obtain  information  regarding the purchase or sale of securities  for
          Fund or account portfolios.

          In addition, you are an Access Person if you are any of the following:
          an  officer or  "interested"  director  of any Fund;  OR an officer or director of Kornitzer Capital Management, Inc.

          As an Access  Person,  if you know that during the 5 days  immediately preceding or after the date of your transaction, the same security was
          (1) held by one or more Fund and was being considered for sale, or (2)
          being  considered  for purchase by one or more Fund, you must preclear your personal security transaction requests in accordance with Section
          IV A.

     D.   Non-Access Persons.

          If you are an officer,  director, or employee of any contractor, for a
          Fund or for KCM, or if you are an employee of a Fund or KCM AND you do not fit into any of the above categories, you are a Non-Access Person.
          Because you  normally  do not have  access to or receive  confidential information  about Fund  portfolios,  you are subject only to Sections
          V(C), VI, VII, VIII, IX and X of this Code of Ethics.

     E.   Independent Directors.

          If you are a director of a Fund and are not an  "interested"  director as  defined  in  the  Investment  Company  Act of  1940  ("Independent
          Director"),  you are subject only to Sections II, VII,  VIII and IX of this Code of Ethics.  However,  if you know, or in the ordinary course of fulfilling your official  duties as an Independent  Director should know, that during the 15 days immediately  preceding or after the date of your  transaction,  the same  security was (1) purchased or sold by one or more Fund, or (2) was being  considered for purchase or sale by one or more  Fund,  you will be  considered  an Access  Person for the purpose of trading in that security,  and you must comply with all the requirements applicable to Access Persons.

IV.  Restrictions on Personal Investing Activities.

     A.   Investment and Portfolio Persons  Preclearance of Personal  Securities
          Transactions.

          Before either of the following things happen:

          the  purchase or sale of a security for your own account; OR the  purchase or sale of a security for an account for which you are a
          beneficial   owner  you  must   follow  the   following   preclearance
          procedures:

          1.   Preclear the transaction with KCM's Compliance  Officer.  Provide the following information:

          Issuer name;
          Ticker symbol or CUSIP number;
          Type of security (stock, bond, note, etc.);
          Maximum expected dollar amount of proposed transaction; AND
          Nature of transaction (purchase or sale)

          2.   If you  receive  preclearance  for the  transaction2:  You have 5 business days to execute your transaction.

     B.   Investment and Portfolio Persons: Additional Restrictions.

          1.   Initial Public Offerings.

               You  cannot  acquire  securities  issued  in  an  initial  public offering.

          2.   Private Placements.

               Before you acquire any  securities  in a private  placement,  you must obtain written approval from KCM's compliance officer3. Once you receive  approval,  you cannot  participate in any subsequent consideration  of an  investment  in that  issuer  for any of the
               Funds or accounts.

          3.   Short-Term Trading Profits.

               You  cannot  profit  from  any  purchase  and  sale,  or sale and purchase,  of the same (or  equivalent)  securities  within sixty
               (60) calendar days.

     C.   Portfolio Persons: Blackout Period.

               If you are a  Portfolio  Person,  you may not  purchase or sell a security within seven (7) days before and after a Fund or account that you manage executes a trade in that security.

V.   Reporting Requirements.

     A.   Disclosure of Personal Securities Holdings

               [Access, Investment and Portfolio Persons]

               Upon  commencement  of employment or acquisition of Access Person status,  whichever is sooner, and annually  thereafter,  you must report all securities holdings to the compliance  officer,  along with  brokerage  account  numbers  and  addresses.  Your  initial holdings  report  is due no  later  than  10 days  after  you are designated an Access Person while your annual  holdings report is due no later than 30 days after year end. The report must include all securities  beneficially  owned by you (including  securities
               owned  by  certain  family   members),   except  for  code-exempt
               securities.

     B.   Quarterly Report of Securities Transactions

               [Access, Investment and Portfolio Persons]

               Each  quarter you must report the  purchase or sale of a security in  which  you  have  (or  will  have)  any  direct  or  indirect beneficial  ownership.  This  may  include  securities  owned  by certain family members.  See Appendix 2 for details.  (You do not need to report  transactions in code-exempt  securities.) Jones &
               Babson will provide you with a form of report. You must file your report  no  later  than 10 days  after  the end of each  calendar quarter. On the report you must state whether you have engaged in a securities  transaction during the quarter and if you opened or closed any  brokerage  accounts,  and if so provide the following information:

               The  date of the  transaction,  the  description  and  number  of shares, and the principal amount of each security involved;

               The nature of the  transaction,  that is,  purchase,  sale or any other type of acquisition or disposition;  The transaction price;
               AND

               The  name  of  the  broker,  dealer  or  bank  through  whom  the transaction was effected, or any new brokerage arrangement opened or closed.

     C.   Duplicate  Confirmations  [Non-Access (except Independent  Directors),
          Access, Investment and Portfolio Persons].

               You  must  instruct   your   broker-dealer   to  send   duplicate
               confirmations  of all  transactions  (excluding  transactions  in code-exempt securities) in such accounts to:

                       Kornitzer Capital Management, Inc.
                              5420 West 61st Place
                            Shawnee Mission, KS 66205
                          Attention: Compliance Officer

               Please  note  that  "your  broker-dealer"  includes  both  of the following:

               a broker or  dealer  with  whom you have a  securities  brokerage account; AND

               a broker or dealer who  maintains  an account for a person  whose trades you must report  because you are deemed to be a beneficial owner.

VI.  Can there be any exceptions to the restrictions?

               Yes.  The  compliance  officer  or  his  or  her  designee,  upon consultation with your manager,  may grant limited  exemptions to specific  provisions  of the  Code of  Ethics  on a  case-by-case basis.

     A.   How to Request an Exemption

               Send a written request to KCM compliance  officer  detailing your situation.  The KCM  compliance  officer has been  designated  to develop  procedures  reasonably  designed to detect violations of this Code and to grant exemptions under certain circumstances.

     B.   Factors Considered

               In considering your request, the compliance officer or his or her designee  will  grant  your  exemption  request  if he or  she is satisfied that:

               your request  addresses an undue personal hardship imposed on you by the Code of Ethics;

               your situation is not contemplated by the Code of Ethics; and

               your  exemption,   if  granted,  would  be  consistent  with  the
               achievement of the objectives of the Code of Ethics.

     C.   Exemption Reporting

               All  exemptions  granted  must  be  reported  to  the  Boards  of
               Directors  of the Funds.  The Boards of  Directors  may choose to delegate  the  task  of  receiving  and  reviewing  reports  to a
               Committee comprised of Independent Directors.

VII. Confidential Information.

               All  information  about Fund securities  transactions,  actual or contemplated,  is confidential.  You must not disclose, except as
               required   by  the   duties   of  your   employment,   securities
               transactions of Funds, actual or contemplated, or the contents of any  written  or oral  communication,  study,  report or  opinion concerning any security. This does not apply to information which has already been publicly disclosed.

VIII. Conflicts of Interest.

     A.   All Persons except Independent Directors

               You must receive  prior  written  approval  from KCM or the Funds and/or the Independent Directors of the Funds, as appropriate, to do any of the following:

               negotiate or enter into any  agreement on the Fund's  behalf with any  business  concern  doing or seeking to do business  with the
               Fund if you,  or a  person  related  to  you,  has a  substantial interest in the business concern;

               enter into an  agreement,  negotiate  or otherwise do business on the Fund's behalf with a personal  friend or a person  related to you; OR

               serve on the board of directors of, or act as consultant  to, any publicly traded corporation.

     B.   Independent Director

               If you are an Independent  Director,  you cannot serve as officer of, director of, employee of;

               OR consultant to any  corporation or other business  entity which engages in an activity in competition with a Fund; OR

               which is engaged in any activity  that would create a conflict of interest with your duties  unless you receive  prior  approval of the other Independent Directors. These prohibitions also apply to anyone who lives in the same household with you.

IX.  What happens if you violate the rules in the Code of Ethics?

               You may be subject to serious penalties.

     A.   The penalties which may be imposed include:

               formal warning;

               restriction of trading privileges;

               disgorgement of trading profits;

               fine; AND/OR

               suspension or termination of employment.

     B.   Penalty Factors

               The  factors  which  may  be  considered  when   determining  the
               appropriate penalty include, but are not limited to:

               the harm to the interests of the Funds and/or  shareholders;  the extent of unjust enrichment;

               the frequency of occurrence;

               the  degree  to  which  there is  personal  benefit  from  unique knowledge obtained through employment with the Advisors;

               the degree of perception of a conflict of interest;

               evidence of fraud,  violation of law, or reckless  disregard of a regulatory requirement; AND/OR

               the level of  accurate,  honest and timely  cooperation  from the person  subject to the Code of Ethics.  If you have any questions about  the Code of  Ethics,  do not  hesitate  to ask a member of management or Compliance.

X.   Annual Certification of Compliance with the Code

               As a condition of your  employment,  you will be asked to certify annually:

               that you have read this Code of Ethics;

               that you understand this Code of Ethics; AND

               that you have complied with this Code of Ethics.

XI.  Regular Reporting to Fund Directors

               The  management of KCM and the Funds will deliver  reports to the
               Board of Directors of each Fund at least annually:

               of any  violation  of this Code of Ethics  requiring  significant sanctions;

               outlining  the results of any  sub-adviser  or affiliate  Code of
               Ethics monitoring activity; AND

               certifying that KCM has adopted reasonable  procedures  necessary to prevent its access persons from violating this Code of Ethics.

XII. Approval of this Code of Ethics

               KCM shall approve this Code of Ethics,  and any material  changes subsequently made to it.

APPENDIX 1:  DEFINITIONS

1.   "Beneficial Ownership"
     See "Appendix 2: What is Beneficial Ownership?".

2.   "Code-Exempt Security"
     A  "code-exempt  security"  is a security  in which you may invest  without
     preclearing  or  reporting  such   transactions   with  KCM.  The  list  of
     Code-Exempt Securities appears in Appendix 3.

3.   "Initial Public Offering"
     "Initial  public  offering"  means an  offering of  securities  for which a registration  statement has not previously  been filed with the SEC and for which there is no active public market in the shares.

4.   "Private Placement"
     "Private  placement"  means an offering of  securities  in which the issuer relies on an  exemption  from the  registration  provisions  of the federal securities  laws, and usually  involves a limited  number of  sophisticated investors and a restriction on resale of the securities.

5.   "Security"
     A  "security"  includes a great number of  different  investment  vehicles.
     However,  for purposes of this Code of Ethics,  "security"  includes any of the following:

     note,
     stock,
     treasury stock,
     bond,
     debenture,
     evidence of indebtedness,
     certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate,
     preorganization certificate or subscription,
     transferable share,
     investment contract,
     voting-trust certificate,
     certificate of deposit for a security,
     fractional undivided interest in oil, gas or other mineral rights, any put, call, straddle,  option, or privilege on any security (including a certificate  of deposit) or on any group or index of securities  (including any interest therein or based on the value thereof), or
     any put, call,  straddle,  option,  or privilege entered into on a national securities exchange relating to foreign currency, or
     in general, any interest or instrument commonly known as a "security," or any  certificate  of interest or  participation  in,  temporary  or interim certificate for,  receipt for,  guarantee of, future on or warrant or right to subscribe to or purchase, any of the foregoing.

APPENDIX 2:  WHAT IS "BENEFICIAL OWNERSHIP"?

1.   Are securities held by family members "beneficially owned" by me?

     Probably.  As a general rule, you are regarded as the  beneficial  owner of securities held in the name of

          your spouse;
          your minor children;
          a relative who shares your home; OR
          any other person IF:

          You obtain  from such  securities  benefits  substantially  similar to those of ownership.  For example,  if you receive or benefit from some of the income from the  securities  held by your  spouse,  you are the beneficial owner; OR

          You can obtain title to the securities now or in the future.

2.   Are securities held by a company I own also "beneficially owned" by me?

          Probably  not.  Owning the  securities  of a company does not mean you
          "beneficially  own" the  securities  that  the  company  itself  owns.
          However, you will be deemed to "beneficially own" these securities if:

          The company is merely a medium  through which you (by yourself or with others) in a small group invest or trade in securities; AND

          The company has no other substantial business.

          In such  cases,  you and those who are in a position  to  control  the company will be deemed to  "beneficially  own" the securities owned by the company.

3.   Are securities held in trust "beneficially owned" by me?

     Maybe. You are deemed to "beneficially own" securities held in trust if any of the following is true:
     You  are a trustee and either you or members of your immediate  family have a vested interest in the income or corpus of the trust;
     You  have a vested beneficial interest in the trust; OR
     You  are  settlor  of the trust and you have the power to revoke  the trust without obtaining the consent of all the beneficiaries.
     As   used in this section, the "immediate family" of a trustee means:
         A son or daughter of the trustee, or a descendent of either;
         A stepson or stepdaughter of the trustee;
         The father or mother of the trustee, or an ancestor of either;
         A stepfather or stepmother of the trustee; and
         A spouse of the trustee.
     For  the purpose of determining whether any of the foregoing  relationships exists,  a legally  adopted child of a person is considered a child of such person by blood.

4.     Are securities in pension or retirement plans "beneficially owned" by me?
          Probably not. Beneficial  ownership does not include indirect interest by any person in portfolio  securities held by a pension or retirement plan holding securities of an issuer whose employees generally are the beneficiaries of the plan.

          However,  your  participation  in a  pension  or  retirement  plan  is considered beneficial ownership of the portfolio securities if you can withdraw and trade the securities without withdrawing from the plan.

5.     Examples of Beneficial Ownership
       Securities Held by Family Members
          Example 1: Tom and Mary are married.  Although Mary has an independent source of income from a family  inheritance  and  segregates  her funds  from  those  of  her  husband,  Mary  contributes  to  the maintenance  of the  family  home.  Tom and Mary have  engaged in joint estate planning and have the same financial adviser.  Since
               Tom and  Mary's  resources  are  clearly  significantly  directed towards  their  common  property,  they shall be deemed to be the beneficial owners of each other's securities.
          Example 2:  Mike's  adult son David  lives in  Mike's  home.  David is self-supporting and contributes to household expenses.  Mike is a beneficial owner of David's securities.
          Example 3:  Joe's  mother  Margaret  lives  alone  and is  financially independent.  Joe has power of attorney over his mother's estate, pays all her  bills  and  manages  her  investment  affairs.  Joe borrows  freely from Margaret  without being required to pay back funds with interest, if at all. Joe takes out personal loans from
               Margaret's bank in Margaret's  name, the interest from such loans being paid from Margaret's account.  Joe is a significant heir of
               Margaret's  estate.  Joe  is a  beneficial  owner  of  Margaret's estate.
       Securities Held by a Company
          Example 4: ABC is a  holding  company  with five  shareholders  owning equal  shares  in the  company.  Although  ABC  Company  does  no business  on its own, it has  several  wholly-owned  subsidiaries which invest in securities. Stan is a shareholder of ABC Company.
               Stan has a  beneficial  interest in the  securities  owned by ABC
               Company's subsidiaries.
       Securities Held in Trust
          Example 5:  John is  trustee  of a  trust  created  for his two  minor children.  When both of John's  children  reach  21,  each  shall receive  an equal  share of the  corpus of the  trust.  John is a beneficial owner of the trust.
          Example 6: Jane is trustee of an  irrevocable  trust for her daughter.
               Jane is a director of the issuer of the equity securities held by the trust.  The  daughter  is entitled to the income of the trust until she is 25 years old, and is then entitled to the corpus. If the  daughter  dies before  reaching  25, Jane is entitled to the corpus. Jane is a beneficial owner of the trust.
          Example 7: Tom's spouse is the  beneficiary  of an  irrevocable  trust managed by a third party investment adviser.  Tom is a beneficial owner of the trust.

APPENDIX 3:  CODE-EXEMPT SECURITIES

     Because  they do not pose a  possibility  for abuse,  some  securities  are exempt from the Advisors' Code of Ethics. The following is the current list of "Code-Exempt Securities":

          Mutual funds (open-end funds)

          Bank Certificates of Deposit

          U.S. government securities (such as Treasury notes, etc.)

          Securities which are acquired through an employer-sponsored automatic payroll deduction plan

          securities purchased through dividend reinvestment programs commercial paper;

          bankers acceptances; AND

          Futures contracts (and option contracts) on the following:

          Standard & Poor's 500 Index; or

          Standard & Poor's 100 Index

We may modify this list of securities at any time, please send a written request to KCM to request the most current list.

APPENDIX 4:  HOW DOES THE PRECLEARANCE PROCESS WORK?

After requesting pre-clearance from the compliance officer, your request is then subjected to the following test.

Step 1:  Blackout Test
     Is the security in question on the relevant  Access  Person,  Investment or
     Portfolio Person blackout list?

If "YES",  the  system  will send a message  to you to DENY the  personal  trade request.

If "NO", then your request will be approved by the compliance officer.

The preclearance  process can be changed at any time to ensure that the goals of the Advisors' Code of Ethics are advanced.

SCHEDULE A

THE FUNDS:

         BUFFALO FAMILY OF FUNDS

ACKNOWLEDGMENT OF CODE OF ETHICS
I have read the Code of Ethics and agree to comply with its provisions.

Print Name

Signature                                                                  Date

--------------------------------------------------------------------------------

1    Section 17j of the Investment Company Act of 1940 and Rule 17j-1 thereunder as revised in 1999 and Section 204A of the Investment  Advisers Act of 1940
     and Rule 204-2 thereunder serve as a basis for much of what is contained in this Code of Ethics.
2    How does  KCM  determine  whether  to  approve  or deny  your  preclearance request? See Appendix 4 for a description of the process.
3    If you are the compliance officer,  you must receive your approval from the
     President.